SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2007

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-21292	39-1413328
(Commission File Number)	(I.R.S. Employer I.D. Number)

5445 South Westridge Drive New Berlin, WI	53151
(Address of Principal Executive Offices)	(Zip Code)

262-827-6700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 9, 2007, Merchants and Manufacturers Bancorporation, Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Harris Bankcorp, Inc. ("Harris).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly owned subsidiary of Harris will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation.  The directors of the Company have entered into a voting agreement with Harris to vote all of their shares of the Company's common stock in favor of the Merger.

At the effective time of the Merger and as a result of the Merger, each issued and outstanding share of the Company's common stock will be converted into the right to receive $37.30 in cash (the "Merger Consideration").  Prior to the closing of the Merger, Harris has the right to conduct environmental reviews of the Company's owned real property, and to the extent that environmental conditions are identified that require response (an "Environmental Response") as provided in the Merger Agreement, the Merger Consideration may be reduced by up to $3 million in total, or approximately $0.80 per share, for the estimated cost of all such Environmental Responses after the first $500,000 (or, if the Company elects to defer its regular third quarter dividend of $0.18 per share, the estimated cost of the Environmental Responses after the first $500,000 will reduce the Company's quarterly dividend by up to $1 million and then the Merger Consideration may be reduced by up to $2 million in total, or approximately $0.53 per share).  The Merger Agreement requires the Company to cause all outstanding options to acquire the Company's common stock to be canceled in exchange for the right to receive for each share of the Company's common stock underlying the options, a cash payment of the excess, if any, of the Merger Consideration over the applicable option exercise price, as more fully described in the Merger Agreement.

The Company and Harris have made representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to consummate the Merger, including using commercially reasonable efforts to take all steps necessary to obtain required governmental and third-party consents.  In addition, the Company has agreed to certain additional covenants, including among others, covenants to cause a meeting of the Company's shareholders to be held to consider approval of the Merger after any adjustments to the Merger Consideration for Environmental Responses are finally determined; for the Company's board of directors to, subject to certain exceptions, recommend adoption and approval by its shareholders of the Merger Agreement; and for the Company not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

      Consummation of the Merger is subject to customary conditions, including approval of the Company's shareholders, absence of any legal prohibition on consummation of the Merger, obtaining required governmental consents, the accuracy of the representations and warranties (subject to a material adverse effect standard) and material performance of covenants.

The Merger Agreement contains certain termination rights for both the Company and Harris, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Harris a termination fee of $4.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and Harris.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Investors should read the Merger Agreement together with the other information concerning Harris and the Company that each company publicly files in reports and statements with the Securities and Exchange Commission ("SEC").

In connection with the proposed acquisition of the Company by Harris, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  The Company's shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company's shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to John Krawczyk, Esq., Executive Vice President and General Counsel, telephone:  262-827-6700, or from the Company's website, http:www.mmbancorp.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the acquisition.  Shareholders may obtain additional information regarding the interests of the Company's directors and executive officers in the acquisition, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the acquisition, when filed with the SEC.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit 2.1 – Agreement and Plan of Merger, dated as of July 9, 2007, among the Company, Harris and Boundary Acquisition Corporation.

Exhibit 99.1 – Joint Press Release of the Company and Buyer dated July 10, 2007.

Exhibit 99.2 – Press Release of BMO Financial Group dated July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Merchants and Manufacturers Bancorporation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS AND MANUFACTURERS
BANCORPORATION, INC.
Date:    July 10, 2007
BY  /s/ Michael J. Murry
Michael J. Murry, Chairman and Chief Executive Officer